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                                                                    EXHIBIT 23.2
                          [CORBIN & WERTZ LETTERHEAD]


                         INDEPENDENT AUDITORS' CONSENT




To The Board of Directors of
 Genomic Solutions, Inc.

We have issued our report dated January 31, 2001 regarding the consolidated financial statements of Cartesian Technologies, Inc. and its subsidiary as of October 31, 2000 and for the year then ended, which is included in the Proxy Statement and Prospectus of Genomic Solutions Inc. and Consent Solicitation of Cartesian Technologies, Inc., that is a part of this Registration Statement of Genomic Solutions Inc. on Amendment No. 2 to Form S-4. We consent to the inclusion of said report in the Proxy Statement and Prospectus of Genomic Solutions Inc. and Consent Solicitation of Cartesian Technologies, Inc. We also consent to the use of our name as it appears under the heading "Experts" in such Proxy Statement and Prospectus of Genomic Solutions Inc. and Consent Solicitation of Cartesian Technologies, Inc.




                                             /s/ Corbin & Wertz
                                             CORBIN & WERTZ

Irvine, California
November 21, 2001